Exhibit 4.1

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), ROBERT DENTON, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). HE MAY BE REACHED AT TELEPHONE NUMBER (310) 499-2410.

Genius Brands International, Inc.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March [ ], 2020	Original Principal Amount: U.S. $[ ] Initial Unrestricted Principal: U.S. $[ ][1]

FOR VALUE RECEIVED, Genius Brands International, Inc., a Nevada corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") in cash and/or in shares of Common Stock (as defined below) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion, amortization or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay default interest ("Interest") on any outstanding Principal at the applicable Default Rate to the extent it accrues pursuant to Section 2 at any time from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date, the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Notes"). Certain capitalized terms used herein are defined in Section 32.

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[1] Insert Holder's Pro Rata Amount of NTD $12.5-$4 is $7.5.

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(1)           PAYMENTS OF PRINCIPAL; PREPAYMENT. The Company acknowledges and agrees that this Note was issued at an original issue discount and that any Principal amount that reflects such original issue discount shall be Unrestricted Principal and Initial Unrestricted Principal hereunder. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, if any portion of this Note remains outstanding after giving effect to any Company Conversions and Company Redemptions occurring on or prior to such date in accordance with Section 8, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued, if any, and unpaid Late Charges (as defined in Section 26(b)), if any, on such Principal and Interest, except that any Restricted Principal hereunder shall be satisfied on the Maturity Date (in lieu of a cash payment) by Maturity Netting (as defined below). The "Maturity Date" shall be September [30], 2021[2] (the "Scheduled Maturity Date"), as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default, (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date and (iii) to such date elected by the Holder pursuant to a Deferral Notice in accordance with Section 8(d) in the event the Holder elects to submit such a Deferral Notice electing to defer the last Installment Date hereunder beyond the Scheduled Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(a)           Securities Contract. The Company and the Holder hereby acknowledge and agree that the Securities Purchase Agreement and the Note Purchase Agreement (as defined in the Securities Purchase Agreement) each is a “securities contract” as defined in 11 U.S.C. § 741 and that the Holder shall have all rights in respect of this Note, the Master Netting Agreement (as defined in the Securities Purchase Agreement), the Investor Note, the Securities Purchase Agreement and the Note Purchase Agreement as are set forth in 11 U.S.C. § 555 and 11 U.S.C. § 362(b)(6), including, without limitation, all rights of credit, deduction, setoff, offset, and netting (collectively, "Netting" or "Net") as are available under this Note, the Master Netting Agreement and the Investor Note and all Netting provisions of this Note, the Investor Note and the Master Netting Agreement, including without limitation the provisions set forth in Section 7 of the Investor Note, are hereby incorporated in this Note and made a part hereof as if such provisions were set forth herein.

(b)          Investor Prepayments; No Share Issuance or Sales until Fully Paid. Upon the consummation of any Investor Prepayment, the aggregate outstanding Restricted Principal under this Note shall automatically become Unrestricted Principal hereunder, on a dollar-for-dollar basis, in an amount equal to the aggregate amount of cash paid in such Investor Prepayment. Notwithstanding anything herein to the contrary, the shares of Common Stock issuable upon conversion of Restricted Principal hereunder shall not be required to be issued by the Company until such portion of the Investor Note equivalent to the Restricted Principal subject to such conversion has been fully paid pursuant to an Investor Prepayment or otherwise (to the Company or to such other Persons as directed by the Company in writing) and such Restricted Principal becomes Unrestricted Principal in accordance with the preceding sentence.

(c)           Prohibited Transfer or Severability Reduction. Upon any Prohibited Transfer (as defined in the Investor Note) of the Investor Note, (x) the Investor Note shall be deemed paid in full and shall be null and void, and (y) 80% of the remaining Restricted Principal of this Note shall be automatically cancelled with the remaining 20% of the Restricted Principal of this Note automatically becoming Unrestricted Principal hereunder.

(d)           Investor Netting Right Reduction. Upon any exercise by the Holder of Investor Netting Rights, the Restricted Principal hereunder shall automatically and simultaneously be reduced, on a dollar-for-dollar basis, by such portion of the aggregate principal of the Investor Note cancelled pursuant to such Investor Netting Rights.

(e)           Single Integrated Transaction. The Company hereby acknowledges and agrees that (i) the Holder shall be entitled to exercise the Investor Netting Rights through any means permissible under applicable law, including without limitation, Netting and (ii) the obligations of the Holder under the Investor Note and the obligations of the Company under this Note arise in a single integrated transaction and constitute related and interdependent obligations within such transaction.

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[2] Insert date that is the last Trading Day of the calendar month on the 18 month anniversary of the Issuance Date.

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(f)            Grant of Security Interest. In addition to the security interest granted to the Collateral Agent for the benefit of the Holder and the holders of the Other Notes pursuant to the Security Documents, the Company hereby grants and pledges to the Holder a continuing security interest in the Investor Note of the Holder, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the "Investor Note Collateral") to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Company of each of its covenants and duties under this Note. Such security interest constitutes a valid, first priority security interest in the Investor Note Collateral, and will constitute a valid, first priority security interest in later-acquired Investor Note Collateral. Notwithstanding any filings undertaken related to the Holder’s rights under the Nevada Uniform Commercial Code, the Holder’s Lien on the Investor Note Collateral shall remain in effect for so long as any Restricted Principal remains outstanding.

(g)          Order of Conversion and/or Redemption. Notwithstanding anything herein to the contrary, at any time after no Initial Unrestricted Principal remains outstanding, with respect to any partial conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, First, all accrued and unpaid Late Charges on any Principal and Interest hereunder and under any other Notes held by such Holder, Second, all accrued and unpaid Interest hereunder and under any other Notes held by such Holder, Third, all other amounts owed (other than Principal) hereunder and under any other Notes held by such Holder and, Fourth, all Principal (other than Restricted Principal) outstanding hereunder and under any other Notes held by such Holder, in each case, immediately prior to any such conversion or redemption, as applicable, in each case, allocated pro rata among this Note and such other Notes held by such Holder.

(2)           INTEREST. No Interest shall accrue hereunder unless and until an Event of Default has occurred. From and after the occurrence and during the continuance of any Event of Default, Interest shall accrue hereunder at eighteen percent (18.0%) per annum (the "Default Rate") and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable, if applicable, in arrears on the last Business Day of any Calendar Quarter during which Interest accrues hereunder (an "Interest Date") to the record holder of this Note in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Accrued and unpaid Interest, if any, shall also be payable prior to an Interest Date by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each (i) Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) and/or (ii) upon any redemption hereunder occurring prior to the Maturity Date, including, without limitation, upon a Bankruptcy Event of Default redemption. In the event that an Event of Default is subsequently cured (and no other Event of Default then exists (including, without limitation, for the Company's failure to pay such Interest at the Default Rate on the Maturity Date)), Interest shall cease to accrue hereunder as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default; provided, further, that for the purpose of this Section 2, such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Holder.

(3)           CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)            Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(b)           Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)            "Conversion Amount" means the sum of (A) the portion of the Principal to be converted, amortized, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest, if any, with respect to such Principal and (C) accrued and unpaid Late Charges, if any, with respect to such Principal and Interest.

(ii)           "Conversion Price" means, as of any Conversion Date or other date of determination, $1.375, subject to adjustment as provided herein; provided, however, upon receipt of Nasdaq Stockholder Approval, $0.21, subject to adjustment as provided herein.

(c)            Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for delivery on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (a "Conversion Notice") to the Company and (B) if required by Section 3(c)(iii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 20(b)). Each Conversion Notice shall indicate, at the Holder's sole discretion, the portion of the Initial Unrestricted Amount and/or the Other Unrestricted Amount of this Note being converted. Also, in lieu of indicating the portion of the Initial Unrestricted Amount and/or the Other Unrestricted Amount that the Holder elects to convert, the Holder may indicate in a Conversion Notice the number of shares of Common Stock it seeks to receive upon conversion of any portion of this Note (and the percentage of such Conversion Amount that the Holder elects to allocate to the Initial Unrestricted Amount and the percentage of such Conversion Amount that the Holder elects to allocate to the Other Unrestricted Amount) and the reduction of the Conversion Amount pursuant to such conversion shall be determined at the end of such Conversion Date by multiplying such number of shares of Common Stock by the applicable Conversion Price. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice be required. On or before the first (1st) Business Day following the date of delivery of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder has delivered a Conversion Notice to the Company (a "Share Delivery Date"), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and (A) the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (B) if converted at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (y) if (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (B) the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and, if converted at a time when Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after delivery of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date, irrespective of the date such Conversion Shares are credited to the Holder's account with DTC or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be. In the event that the Holder elects to convert a portion of the Principal amount of this Note prior to any applicable Installment Date, the Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder to the Holder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

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(ii)           Company's Failure to Timely Convert. If the Company shall fail on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if converted, at a time when the Conversion Shares are not subject to an effective resale registration statement in favor of the Holder and Rule 144 would not be available for immediate resale of the Conversion Shares by the Holder, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and (a) the Conversion Shares are subject to an effective resale registration statement in favor of the Holder or (b) if converted at a time when Rule 144 would be available for immediate resale of the Conversion Shares by the Holder, for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (a "Conversion Failure"), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to 1.0% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or credit the Holder's balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder's balance account with DTC for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

(iii)          Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the Initial Unrestricted Principal, Other Unrestricted Principal and Restricted Principal (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of the Holder or a Related Fund of the Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Initial Unrestricted Principal, Other Unrestricted Principal, Interest and Late Charges, if any, converted and/or paid (as the case may be) or Restricted Principal becoming unrestricted and the dates of such conversions, Investor Prepayments and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) or Restricted Principal becoming unrestricted and the dates of such conversions, Investor Prepayment and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

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(iv)          Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from the Holder and one or more holders of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and/or Other Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes electing to have Notes converted on such date a pro rata amount of such holder's pro rata amount of such holder's portion of the Note and its Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

(d)           Conversion Limitations;

(i)            Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Note and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99] [9.99][3]% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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[3] Insert Maximum Percentage as indicated on the Buyer's signature page attached to the Securities Purchase Agreement.

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(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)            Event of Default. Each of the following events shall constitute an "Event of Default" and each of the events in clauses (vi) and (vii) shall constitute a "Bankruptcy Event of Default":

(i)             (A) the suspension of the Common Stock from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(ii)           the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or (B) notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of this Note or any Other Notes into shares of Common Stock that is tendered in accordance with the provisions of this Note or the Other Notes, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes);

(iii)          at any time following the tenth (10th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the Holder's Pro Rata Amount of the applicable Required Reserve Amount (as defined in the Securities Purchase Agreement);

(iv)          the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges, Redemption Price or other amounts when and as due under this Note or any other Transaction Document, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

(v)           the occurrence of any default (after lapse of any applicable cure periods) under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of Indebtedness of the Company or any of its Subsidiaries other than with respect to this Note or any Other Notes;

(vi)          the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii)        a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

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(ix)         other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, in any material respect (other than representations or warranties subject to Material Adverse Effect or materiality, which may not be breached in any respect), covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach remains uncured for a period of at least five (5) consecutive Business Days;

(x)            any breach or failure in any material respect to comply with either Sections 8, 16 or 17 of this Note;

(xi)          the Company or any Subsidiary shall materially fail to perform or comply with any covenant or agreement contained in the Security Agreement to which it is a party;

(xii)         any material provision of this Note or any Security Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(xiii)         this Note, any Security Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in Section 16(b)) in favor of the Holder or the Collateral Agent for the benefit of the holders of the Notes on the Investor Note Collateral and any Collateral purported to be covered hereby and thereby;

(xiv)         any bank at which any deposit account, blocked account, or lockbox account of the Company or any Subsidiary is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of the Company or any Subsidiary shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party (it being understood that only accounts pursuant to which the Collateral Agent has requested account control agreements should be subject to this clause (xv));

(xv)         any material damage to, or loss, theft or destruction of, any Collateral or a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect;

(xvi)        a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xvii)        any Material Adverse Effect occurs;

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(xviii)      the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) consecutive Trading Days; or

(xix)         any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)           Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the "Event of Default Redemption Price"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Event of Default Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(c)            Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing 125% of all outstanding Principal, accrued and unpaid Interest, if any, and accrued and unpaid Late Charges, if any, on such Principal and Interest, in addition to any and all other amounts due hereunder (the "Bankruptcy Event of Default Redemption Price"), without the requirement for any notice or demand or other action by the Holder or any other Person, except that any Restricted Principal then outstanding hereunder shall be satisfied through Bankruptcy Event of Default Netting (as defined in the Investor Note) (in lieu of such cash payment hereunder); provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

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(5)           RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)           Assumption. If, at any time while this Note is outstanding, a Fundamental Transaction occurs or is consummated, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

(b)           Redemption Right. No sooner than twenty (20) days nor later than fifteen (15) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control if the Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and (z) the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the "Change of Control Redemption Price"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Change of Control Redemption Notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

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(6)           DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS.

(a)            Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, Options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "Distributions"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 6(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)           Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(7)           ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price will be subject to adjustment from time to time as provided in this Section 7.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the date Nasdaq Stockholder Approval is obtained, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, or the Company publicly announces the issuance or sale of, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or sold, or in accordance with this Section 7(a) is deemed to have been issued or sold, by the Company (x) in connection with any Excluded Securities (other than clause (vii) therein), (y) for which the Holder received a Distribution in at least an equivalent amount pursuant to Section 6(a) and (z) adjusting the Conversion Price pursuant to Section 7(b)), for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

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(i)            Issuance of Options. If the Company in any manner grants or sells, or the Company publicly announces the issuance or sale of, any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)            Issuance of Convertible Securities. If the Company in any manner issues or sells, or the Company publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)          Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv)          Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "Primary Security", and such Option and/or Convertible Security and/or Adjustment Right, the "Secondary Securities" and together with the Primary Security, each a "Unit"), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 7(a)(i) or 7(a)(ii) above and (z) the lowest Weighted Average Price of the Common Stock on any Trading Day during the three (3) Trading Day period immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such three (3) Trading Day period). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. Notwithstanding anything to the contrary contained in this Section 7(a), if the New Issuance Price calculated pursuant to this Section 7(a) would result in a price less than $0.0001, the New Issuance Price shall be deemed to be $0.0001.

(v)           Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi)          No Readjustments. For the avoidance of doubt, in the event the Conversion Price has been adjusted pursuant to this Section 7(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Conversion Price be readjusted to the Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(c)            Voluntary Adjustment by Company. Subject to receipt of Nasdaq Stockholder Approval, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8)           COMPANY CONVERSION OR REDEMPTION.

(a)            General. On each applicable Installment Date provided there has been no Equity Conditions Failure and the Nasdaq Stockholder Approval has been obtained, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this Section 8 (a "Company Conversion"); provided, however, that the Company may, at its option following written notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. Notwithstanding anything herein to the contrary, if on an Installment Date there has been an Equity Conditions Failure or the Company has not obtained Nasdaq Stockholder Approval, the Company shall be required to pay the Installment Amount in cash only. On or prior to the date which is the twenty-third (23rd) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice" and the date all of the holders receive such notice is referred to as the "Company Installment Notice Date"), to each holder of Notes which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Holder's Note shall be converted to Common Stock in whole or in part pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion of such Installment Amount that is the Company Conversion Amount, which amounts, when added together, must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, in Common Stock pursuant to a Company Conversion, certify that no Equity Conditions Failure has occurred as of the applicable Company Installment Notice Date. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that there shall not have occurred an Equity Conditions Failure in connection with such Company Conversion as of the applicable Company Installment Notice Date. Except as expressly provided in this Section 8, the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8 and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the Installment Amount being converted and/or redeemed hereunder. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the Company Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of this Note, the Conversion Amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in a written notice to the Company.

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(b)           Mechanics of Company Conversion. If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 8(a), then (1) contemporaneously with the delivery of the Company Installment Notice on the applicable Company Installment Notice Date, the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC (or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder a certificate for) a number of shares of Common Stock (the "Initial Pre-Installment Conversion Shares") equal to the quotient of (x) the Company Conversion Amount related to the applicable Installment Date divided by (y) the Initial Company Pre-Installment Conversion Price then in effect, rounded to the nearest whole share of Common Stock, (2) in addition, in the event the Holder delivers an Acceleration Notice (as defined in Section 8(e)) by no later than the Trading Day immediately prior to the applicable Installment Date, on the Trading Day immediately following delivery of such Acceleration Notice (such date, the "Additional Pre-Installment Conversion Shares Date") the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC (or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder a certificate for) a number of shares of Common Stock (the "Additional Pre-Installment Conversion Shares" and together with the Initial Pre-Installment Conversion Shares, the "Pre-Installment Conversion Shares") equal to the quotient of (x) the Accelerated Amount(s) (as defined in Section 8(e)) set forth in such Acceleration Notice divided by (y) the Initial Company Pre-Installment Conversion Price then in effect, rounded to the nearest whole share of Common Stock and (3) on the applicable Installment Date, the Company shall, or shall direct the Transfer Agent to, credit the Holder's account with DTC (or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder a certificate) for an additional number of shares of Common Stock, if any, equal to the Installment Balance Conversion Shares; provided, that no Equity Conditions Failure has occurred (or waived in writing by the Holder) on each day during the period commencing on such Company Installment Notice Date through the applicable Installment Date. On the second (2nd) Trading Day immediately after the end of the applicable Measuring Period, the Company shall deliver a written notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to the Holder and the holders of the Other Notes. If an Event of Default occurs during the period from any Company Installment Notice Date through the applicable Installment Date, the Holder may elect an Event of Default Redemption in accordance with Section 4(b) without being required to return to the Company any Pre-Installment Conversion Shares previously delivered to the Holder. All Pre-Installment Conversion Shares and Installment Balance Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). If an Equity Conditions Failure occurs as of the applicable Company Installment Notice Date, then unless the Company has elected to redeem such Installment Amount, the Company Installment Notice shall indicate that unless the Holder waives the Equity Conditions Failure, the Installment Amount shall be redeemed for cash. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Company Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Company Installment Notice Date (or is deemed to have certified that there is no Equity Conditions Failure in connection with any such conversion by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Company Installment Notice Date and any time through the applicable Installment Date (the "Interim Installment Period"), the Company shall provide the Holder a subsequent written notice to that effect. If an Equity Conditions Failure occurs (unless waived in writing by the Holder) during such Interim Installment Period, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one or both of the following: (i) the Company shall redeem all or any part designated by the Holder of the Company Conversion Amount (such designated amount is referred to as the "First Redemption Amount") on such Installment Date and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any First Redemption Amount on or before the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)). Notwithstanding anything to the contrary in this Section 8(b), but subject to the limitations set forth in Section 3(d), until the Company credits the Holder's account with DTC, or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issues and delivers to the Holder a certificate for, the shares of Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

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(c)           Mechanics of Company Redemption. If the Company elects a Company Redemption in accordance with Section 8, then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 3(c) for purposes of this Note), (i) the Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Company Installment Redemption Price and all other rights as a Holder of Notes (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iv)) and (ii) the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date. Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company Installment Redemption Price is paid in full, the Company Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice.

(d)           Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may from time to time, at its option and in its sole discretion, deliver a written notice (a "Deferral Notice") to the Company no later than the Business Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount(s) deferred, the "Deferral Amount") until (i) any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, the Installment Amount to be paid on such subsequent Installment Date or (ii) until the last Business Day of any calendar month following the last Installment Date occurring hereunder, which date may be after the Scheduled Maturity Date hereunder. Any Deferral Notice delivered by the Holder pursuant to this Section 8(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(e)           Accelerated Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company (an "Acceleration Notice") no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of any or all Installment Amount(s) scheduled to be paid on future Installment Dates after the applicable Installment Date accelerated (such amount(s) accelerated, the "Accelerated Amount(s)") to be paid on the applicable Installment Date pursuant to a Company Conversion, in which case, such Accelerated Amount(s) shall be added to, and become part of, the Installment Amount as such Installment Amount may have been increased pursuant to the terms hereof, payable on such applicable Installment Date by including such Accelerated Amount(s) in the Installment Amount for the applicable Installment Date and shall be payable in Common Stock regardless of whether the Installment Amount scheduled to be paid on such applicable Installment Date in accordance with the provisions of this Section 8 shall be paid in cash, shares of Common Stock or a combination thereof; provided, however, that in the event that the Holder delivers one or more Acceleration Notice(s) with respect to an Installment Date, the aggregate Accelerated Amount(s) with respect to such Installment Date shall not be greater than six (6) times the Holder's Pro Rata Amount of $[1,041,666]. Any Acceleration Notice delivered by the Holder pursuant to this Section 8(e) shall set forth (i) the Accelerated Amount(s) and (ii) the date that such Accelerated Amount should have been paid if not for the Holder's right to accelerate such Installment Amount(s) pursuant to this Section 8(e).

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(9)           OPTIONAL REDEMPTION AT THE COMPANY'S ELECTION. At any time after the Issuance Date, the Company shall have the right to redeem a portion or all of the Conversion Amount (as defined in the Notes) then remaining under this Note, the Other Notes (the "Company Optional Redemption Amount") as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a "Company Optional Redemption"). This Note and the Other Notes subject to redemption pursuant to this Section 9 shall be redeemed by the Company on the Company Optional Redemption Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company at a price equal to: (i) so long as there has been no Equity Conditions Failure during the period beginning on the Company Optional Redemption Notice Date (as defined below) through the Company Optional Redemption Date (as defined below), 110% of the Conversion Amount to be redeemed and (ii) if an Equity Conditions Failure occurs (which is not waived in writing by the Holder) at any time during the period beginning on the Company Optional Redemption Notice Date through the Company Optional Redemption Date (the "Company Optional Redemption Interim Period"), the greater of (x) 125% of the Conversion Amount to be redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Price of the shares of Common Stock during the period beginning on the date immediately preceding the Company Optional Redemption Notice Date and ending on the Company Optional Redemption Date, by (II) the lowest Conversion Price in effect during such period (the "Company Optional Redemption Price"). The Company may exercise its right to require redemption under this Section 9 by delivering a ten (10 Trading Days prior written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the Other Notes (the "Company Optional Redemption Notice" and the date all of the holders of the Notes received such notice is referred to as the "Company Optional Redemption Notice Date"). The Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (i) state the date on which the Company Optional Redemption shall occur (the "Company Optional Redemption Date"), which date shall be the tenth (10th) Trading Day immediately following the Company Optional Redemption Notice Date, (ii) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Company Optional Redemption from the Holder and all of the holders of the Other Notes pursuant to this Section 9 (and analogous provisions under the Other Notes) on the Company Optional Redemption Date, (iii) state the applicable Company Optional Redemption Price in the event: (x) no Equity Conditions Failure occurs during the Company Optional Redemption Interim Period and (y) an Equity Conditions Failure has occurred or will occur (which is not waived in writing by the Holder) during the Company Optional Redemption Interim Period. If the Company confirmed that there was no such Equity Conditions Failure as of the Company Optional Redemption Notice Date but an Equity Conditions Failure occurs at any time during the Company Optional Redemption Interim Period, the Company shall provide the Holder a subsequent written notice to that effect. Notwithstanding anything to the contrary in this Section 9, until the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date, unless the Holder otherwise indicates in the applicable Conversion Notice. Company Optional Redemptions made pursuant to this Section 9 shall be made in accordance with Section 12. To the extent redemptions required by this Section 9 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 9, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. If the Company elects to cause a Company Optional Redemption pursuant to Section 9, then it must simultaneously take the same action in the same proportion with respect to the Other Notes.

(10)         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

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(11)         RESERVATION OF AUTHORIZED SHARES.

(a)            Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note, the Other Notes and the Warrants equal to at least the Required Reserve Amount to effect the conversion of this Note and the Other Notes and the exercise of the Warrants, without regard to any limitations on conversion or exercise set forth herein or therein. So long as any of this Note, the Other Notes or the Warrants are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes and the exercise of the Warrants the Required Reserve Amount. The Required Reserve Amount of shares of Common Stock reserved for conversions of this Note and the Other Notes and for exercise of the Warrants shall be allocated pro rata among the Holder, the holders of the Other Notes and the holders of the Warrants based on the Principal amount of this Note and the Other Notes held by each Purchaser on the Closing Date (the "Authorized Share Allocation"). In the event that the Holder shall sell or otherwise transfer any portion of this Note or Warrants, the transferee shall be allocated a pro rata portion of the Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes and Warrants shall be allocated to the holders of the remaining Notes and Warrants, pro rata based on the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants then held by such holders (without regard to any limitations on the conversion of the Notes and exercise of the Warrants).

(b)           Insufficient Authorized Shares. Without limiting the generality of the provisions set forth in Section 4(m) of the Securities Purchase Agreement, if at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the applicable Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the applicable Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the majority written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any conversion of this Note, the Company does not have sufficient authorized shares to deliver in satisfaction of such conversion, then unless the Holder elects to rescind such attempted conversion, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable attempted conversion, cash in an amount equal to the product of (i) the number of shares of Common Stock that the Company is unable to deliver pursuant to this Section 11, and (ii) the highest Closing Price of the Common Stock during the period beginning on the date of the applicable Conversion Date and ending on the date the Company makes the applicable cash payment.

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(12)         REDEMPTIONS.

(a)           Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Company shall deliver the applicable Bankruptcy Event of Default Redemption Price in accordance with Section 4(c) (as applicable, the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Company Installment Redemption Price to the Holder on the applicable Installment Date. The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay a Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)           Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) or pursuant to corresponding provisions set forth in the Other Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c)           Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible portion of the applicable Redemption Price that it can redeem on such date, a pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of this Note and the Other Notes, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of this Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Interest on the Principal amount of this Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note and the Other Notes. The Company shall pay to the Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.

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(13)         VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

(14)         SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth herein and in the Security Documents.

(15)         RANK. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(16)         NEGATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(a)            incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b)           allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens;

(c)            redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(d)           redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments which may accrue under such Permitted Indebtedness;

(e)            redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof);

(f)            declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries;

(g)           make, any material change in the nature of its business as described in the Company's most recent Annual Report filed on Form 10-K with the SEC or modify its corporate structure or purpose;

(h)           encumber, license or otherwise allow any Liens on any Intellectual Property, including, without limitation, any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case, other than Permitted Liens;

(i)            enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, license, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof; or

(j)            issue any Notes (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Notes.

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(17)         AFFIRMATIVE COVENANTS.

(a)           Until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and the Company shall, except with respect to clause (vi) below, cause each Subsidiary to, unless otherwise agreed to by the Required Holders, directly and indirectly:

(i)             maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in the case that any such failure to so maintain, preserve or comply has not had and is not reasonably likely to have, a Material Adverse Effect;

(ii)            maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in the case that any such failure to so maintain, preserve or comply has not had, and is not reasonably likely to have, a Material Adverse Effect;

(iii)           take all action necessary or advisable to maintain all of the Intellectual Property that is necessary or material to the conduct of its business in full force and effect;

(iv)          maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

(v)           cause such Subsidiary formed on or after the Subscription Date to execute, and deliver to each holder of Notes a guaranty agreement substantially in the form of the Guarantee Agreement (as defined in the Securities Purchase Agreement) and all other Security Documents as requested by Required Holders, as applicable; and

(vi)          notify the Holder and the holders of the Other Notes in writing whenever an Equity Conditions Failure occurs other than with respect to clauses (xi) and (xii) of the definition of "Equity Conditions", and simultaneously with the delivery of such notice to the Holder and the holders of the Other Notes, file a Current Report on Form 8-K with the SEC to state such fact.

(b)           Cash Burn Covenant. So long as the Notes are outstanding, the Company's net loss (calculated on an accrual basis in accordance with GAAP and adjust by reversing any and all equity or derivative liability gains and losses) in any calendar month shall not exceed $550,000 (the “Monthly Cash Burn Amount”).  The Monthly Cash Burn Amount shall not include any of the following: (i) the placement agent fees in connection the sale of the Notes and Warrants, (ii) fees of the Company and investor legal counsels in connection with the sale of the Notes and Warrants not to exceed $150,000 in the aggregate for the transaction contemplated under the Securities Purchase Agreement and publicly marketed offerings and $100,000 for any subsequent registered direct offerings, (iii) existing Indebtedness in the amount of $2,866,665 and (iv) outstanding fees of legal counsel not to exceed $350,000.  On every fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the next following day that is a Business Day) the Company shall: (i) deliver a written notice to the Holder and each holder of the Other Notes certifying whether (x) it has complied with the foregoing and (y) it reasonably expects to comply with the foregoing while this Note or the Other Notes remain outstanding and (ii) in the event the Company is not able to certify as to clause (x) or (y) above, it shall simultaneously with the delivery of such notice to the Holder and the holders of the Other Notes, file a Current Report on Form 8-K with the SEC to state such fact.

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(18)          VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.

(19)         TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(20)         REISSUANCE OF THIS NOTE.

(a)           Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)            Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(21)        REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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(22)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(23)         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(24)         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(25)         DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(26)         NOTICES; PAYMENTS.

(a)            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least five (5) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions; provided, that the Holder may elect to receive a payment of cash by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.0%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

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(27)         CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(28)         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(29)         GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(30)         Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(31)         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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(32)         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)            "Affiliate" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b)          "Attribution Parties" means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(c)            "Bloomberg" means Bloomberg Financial Markets.

(d)           "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           "Buyers" has the meaning ascribed to such term in the Securities Purchase Agreement.

(f)            "Calendar Quarter" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(g)           "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(h)          "Closing Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price or last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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(i)            "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(j)            "Collateral" has the meaning ascribed to such term in the Security Documents.

(k)           "Collateral Agent" has the meaning ascribed to such term in the Security Documents.

(l)            "Common Stock" means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(m)          "Company Conversion Price" means as of any date of determination, that price which shall be the lower of (i) the Conversion Price then in effect and (ii) the Market Price as of such date of determination.

(n)          "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(o)           "Conversion Shares" means shares of Common Stock issuable by the Company pursuant to the terms of any of the Notes, including any related Interest and Late Charges so converted, amortized or redeemed.

(p)           "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(q)           "Eligible Market" means the Principal Market, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, or the NYSE American.

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(r)            "Equity Conditions" means each of the following conditions: (i) on each day during Equity Conditions Measuring Period, either (x) one or more registration statements filed shall be effective and available for the resale of all remaining shares of Common Stock issuable pursuant to the Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, and there shall not have been any suspension of such registration statement(s) or (y) all shares of Common Stock issuable pursuant to the terms of this Note and the Other Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, shall be eligible for sale without restriction pursuant to Rule 144 (other than with respect to Rule 144(i)) (assuming that all Warrants were exercised pursuant to a Cashless Exercise (as defined in the Warrants), provided that no Public Information Failure has occurred, and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened (with delisting reasonably likely to occur after giving effect to all applicable notice, appeal, cure, compliance and hearing periods), commenced or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered shares of Common Stock pursuant to the terms of this Note and the Other Notes and shares of Common Stock upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default or Triggering Event; (vii) the Company shall have no knowledge of any fact that would cause (x) one or more registration statement(s) not to be effective and available for the resale of all remaining shares of Common Stock issuable pursuant to the terms of the Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, or (y) any shares of Common Stock issuable pursuant to the terms of this Note and the Other Notes and upon exercise of the Warrants (in each case, without giving effect to any limitation on conversion or exercise set forth herein and therein), including the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions, not to be eligible for sale without restriction pursuant to Rule 144 (other than with respect to Rule 144(i)) (or any successor thereto) promulgated under the Securities Act, provided that no Public Information Failure has occurred, and any applicable state securities laws; (viii) during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document in any material respect (other than representations or warranties subject to Material Adverse Effect or materiality, which may not be breached in any respect); (ix) during the Equity Conditions Measuring Period, the Holder shall not have been in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates; (x) the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion or Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (xi) the average daily dollar trading volume of the Common Stock as reported by Bloomberg during the twenty (20) Trading Days immediately prior to the applicable date of determination shall be at least $100,000; and (xii) on each Trading Day during the Equity Conditions Measuring Period, the Closing Price of the Common Stock equals or exceeds $0.05 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date).

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(s)           "Equity Conditions Failure" means that on any applicable date of determination, the Equity Conditions have not each been satisfied or waived in writing by the Holder; provided, however, that the Equity Condition set forth in clause (iv) of such definition is not waivable by the Holder.

(t)            "Equity Conditions Measuring Period" means each day during the period beginning thirty (30) Trading Days immediately prior to the applicable date of determination and ending on and including the applicable date of determination.

(u)           "Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(v)           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(w)          "Fundamental Transaction" means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(x)            "GAAP" means United States generally accepted accounting principles, consistently applied.

(y)           "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(z)            "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(aa)         "Initial Company Pre-Installment Conversion Price" means, with respect to any Company Installment Notice Date, that price which shall be the lower of (i) the then Conversion Price then in effect and (ii) the Market Price as of the applicable Company Installment Notice Date.

(bb)         "Initial Unrestricted Principal" means any Principal outstanding under this Note that is not Restricted Principal outstanding under this Note as of the Issuance Date.

(cc)         "Installment Amount" means with respect to each Installment Date, an amount equal to the sum of the (i) the lesser of (A) $[__________][4] and (B) the Principal amount of this Note outstanding on such Installment Date, (ii) any Deferral Amount deferred pursuant to Section 8(d) and included in such Installment Amount, (iii) any Accelerated Amount accelerated pursuant to Section 8(e) and included in such Installment Amount and (iv) accrued and unpaid Interest with respect to such Principal and accrued and unpaid Late Charges, if any, with respect to such Principal and Interest, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise. provided, however, that any Installment Amount payable hereunder shall first be allocated to the Initial Unrestricted Amounts until all of the Initial Unrestricted Amounts have been amortized and only after the Initial Unrestricted Amounts shall be amortized in full shall any Installment Amounts be allocated to the Other Unrestricted Amounts. In the event the Holder shall sell or otherwise transfer or assign any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder

(dd)        "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares for such date minus (ii) the amount of any Pre-Installment Conversion Shares delivered in respect of the applicable Installment Date; provided, that in the event that the amount of Pre-Installment Conversion Shares exceeds the amount of Post-Installment Conversion Shares for such Installment Date (such excess, the "Installment Conversion Shares Excess"), the applicable Installment Balance Conversion Shares shall equal zero (0) for such Installment Date and any Installment Conversion Shares Excess shall reduce the number of Pre- Installment Conversion Shares payable on the immediately following Company Installment Notice Date or Additional Pre-Installment Conversion Shares Date, if any, on a share for share basis.

_____________________

[4]        Holders’ Pro-Rata portion of [$1,041,666] assuming fully subscribed at $12.5 million principal amount.

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(ee)         "Installment Date" means each of October 31, 2020[5] and the last Business Day of every calendar month anniversary thereafter through and including the Maturity Date.

(ff)           "Intellectual Property" has the meaning ascribed to such term in the Security Agreement.

(gg)         "Investor Netting Rights" means the rights of Investor Optional Netting and Automatic Netting (each as defined in the Investor Note).

(hh)         "Investor Note" means that certain promissory note of the Holder issued to the Company at the Closing Date, pursuant to the Securities Purchase Agreement, with an aggregate principal amount outstanding equal to the Restricted Principal outstanding hereunder and secured by a cash amount set forth in a bank account of the Holder (or its affiliates) at least equal to the Restricted Principal outstanding hereunder.

(ii)           "Investor Notes" means those certain promissory notes of the holders of Notes issued to the Company at the Closing Date, pursuant to the Securities Purchase Agreement.

(jj)            "Investor Prepayment" means any Prepayment (as defined in the Investor Note) of the Investor Note.

(kk)         "Lead Investor" means Anson Investment Master Fund LP.

(ll)           "Market Price" means 85% of the arithmetic average of the five (5) lowest daily Weighted Average Prices of the Common Stock during the Measuring Period. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such Measuring Period.

(mm)        "Material Adverse Effect" has the meaning ascribed to such term in the Securities Purchase Agreement.

(nn)         "Maturity Netting" has the meaning ascribed to such term in the Investor Notes.

(oo)         "Measuring Period" means the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination.

(pp)         "Nasdaq Stockholder Approval" has the meaning ascribed to such term in the Securities Purchase Agreement.

(qq)         "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

_____________________

[5] NTD –7 months following the closing date.

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(rr)           "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of eight percent (8.0%) per annum, (iv) the Indebtedness existing on the Issuance Date and set forth on Schedule 3(ss) attached to the Securities Purchase Agreement, and (v) Indebtedness secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens.

(ss)         "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (viii) Liens incurred in connection with Permitted Indebtedness and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(viii) and (ix).

(tt)           "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(uu)        "Post-Installment Conversion Shares" means, for any Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount (including, without limitation, the addition of any Accelerated Amounts to such Company Conversion Amount in accordance with Section 8(e)) on such Installment Date divided by the Company Conversion Price as in effect on the applicable Installment Date, rounded up to the nearest whole share of Common Stock.

(vv)         "Principal Market" means The Nasdaq Capital Market.

(ww)       "Pro Rata Amount" means a fraction (i) the numerator of which is the original principal amount of the Holder's Note issued to the Holder pursuant to the Securities Purchase Agreement and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement.

(xx)           "Public Information Failure" has the meaning ascribed to such term in the Securities Purchase Agreement.

(yy)        "Redemption Dates" means, collectively, the Event of Default Redemption Dates, the Change of Control Redemption Dates, the Installment Dates and the Company Optional Redemption Date, as applicable, each of the foregoing, individually, a Redemption Date.

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(zz)          "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, the Company Installment Notices and the Company Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(aaa)      "Redemption Prices" means, collectively, the Event of Default Redemption Prices, the Change of Control Redemption Prices, the Company Installment Redemption Prices and the Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(bbb)      "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(ccc)       "Required Holders" means the holders of Notes representing at least 66% of the aggregate principal amount of the Notes then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Notes.

(ddd)      "Restricted Principal" means, initially Principal outstanding in the amount of $4,000,000, subject to reduction as provided herein, including, without limitation, pursuant to Investor Prepayments, Maturity Netting or Investor Netting Rights.

(eee)        "SEC" means the United States Securities and Exchange Commission.

(fff)          "Securities Act" means the Securities Act of 1933, as amended.

(ggg)       "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the investors listed on the signature pages attached thereto pursuant to which the Company issued the Notes and Warrants, as amended from time to time.

(hhh)       "Security Agreement" has the meaning ascribed to such term in the Securities Purchase Agreement.

(iii)           "Security Documents" has the meaning ascribed to such term in the Securities Purchase Agreement.

(jjj)           "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Conversion Notice.

(kkk)       "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(lll)           "Subscription Date" means March [  ], 2020.

(mmm)    "Subsidiary" has the meaning ascribed to such term in the Securities Purchase Agreement.

(nnn)      "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

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(ooo)      "Transaction Documents" has the meaning ascribed to such term in the Securities Purchase Agreement.

(ppp)      "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(qqq)      "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" function, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(rrr)          "Unrestricted Date" means any date on which all or any portion of the Restricted Principal becomes Unrestricted Principal.

(sss)       "Unrestricted Principal" means any Principal outstanding under this Note that is not Restricted Principal outstanding under this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Genius Brands International, Inc.
By:_________________________________
Name:
Title:

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EXHIBIT I

Genius Brands International, Inc.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Genius Brands International, Inc., a Nevada corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted or number of Conversion Shares to be issued upon conversion:

Please confirm the following information:

Conversion of Initial Unrestricted Amount: ☐	Conversion of Other Unrestricted Amount: ☐

Conversion Price:

If Aggregate Conversion Amount is provided above, number of shares of Common Stock to be issued:

Percentage of conversion to constitute Initial Unrestricted Amount:

Percentage of conversion to constitute Other Unrestricted Amount:

Please issue the Common Stock into which the Note is being converted to the Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Address:

Facsimile Number and Electronic Mail:

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☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

By its delivery of this Conversion Notice, the undersigned represents and warrants to the Company that in giving effect to the conversion evidenced hereby the undersigned will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 3(d)(i) of this Note.

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

Installment Amounts to be reduced and amount of reduction:

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ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs VStock Transfer, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March __, 2020 from the Company and acknowledged and agreed to by VStock Transfer, LLC.

Genius Brands International, Inc.
By:_________________________________
Name:
Title:

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